AGREEMENT OF ASSIGNMENT

THIS AGREEMENT OF ASSIGNMENT ("Agreement") is made as of the 20th day of August 2007 by and between LOTUS PHARMACEUTICAL INTERNATIONAL, INC., a Nevada corporation ("Assignor") and LOTUS CENTURY PHARMACEUTICAL (BEIJING) TECHNOLOGY CO., LTD., a company incorporated in Beijing, China ("Assignee").

WHEREAS, Assignee is a party to certain agreements listed on Schedule A and B ("Contracts") hereto, the effect of which is to permit Assignor to control the management and voting and to take all the profits and bear all the losses of Beijing Liang Fang Pharmaceutical Co., Ltd. and Beijing En Ze Jia Shi Pharmaceutical Co., Ltd.; and

WHEREAS, Assignee desires to obtain the assignment of the Contracts from the Assignor, and Assignor is wiling to assign the Contracts to Assignee for good and valuable consideration as hereinafter set forth:

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. Sale of Contracts. Upon the terms and subject to the conditions of this Agreement, the Assignor hereby assigns to Assignee the Contracts, which Contracts have been previously submitted to Assignee for its review and consideration.

2. Assumption of Contracts. Assignee shall assume the Contracts and all of Assignor's obligations and liabilities associated with the Contracts as provided herein.

3. Consideration for Assignment. In consideration for the assignment of the Contracts, Assignee agrees to assume and fulfill the obligations and responsibilities of Assignor thereunder.

4. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee as follows:

4.1 Power of Assignor. Assignor has full power and authority necessary to enable it to carry out the transactions contemplated by this Agreement and the sale and assignment of the Contracts to Assignor.

4.2 No Consents. No authorizations, approvals or consents are required to permit Assignor to assign the Contracts to Assignee, and the sale and assignment thereof shall not provide the parties to the Contracts to terminate or nullify the Contracts.

4.3 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach or conflict with any of the terms of the Contracts.

4.4 Full Force and Effect. All of the Contracts are in full force and effect, and there is no basis to terminate any of the Contracts prior to the term thereof as specified in the Contracts.

5. Representations and Warranties of Assignee. Assignee represents and warrants to Assignor as follows:

5.1 Corporate Power of Assignee. Assignee has full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations thereunder.

5.2 Due Authority. Assignee has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary action on the part of Assignee.

6. Cooperation by Assignor. At any time and from time to time after the date of this Agreement, Assignor shall execute and deliver to Assignee such other instruments and take such other actions as Assignee may reasonably request to more effectively vest title to the Contracts in Assignee and to fulfill the terms of the Contracts.

7. Miscellaneous.

7.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepared, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, to the parties at the addresses as from time to time designated by each of the parties.

7.2 Entire Agreement. This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

7.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

7.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

7.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ASSIGNOR:

LOTUS PHARMACEUTICAL INTERNATIONAL, INC.

By:______________________________
Zhongyi Liu
President

ASSIGNEE:

LOTUS CENTURY PHARMACEUTICAL (BEIJING) TECHNOLOGY CO., LTD.

By:______________________________
Zhongyi Liu
Chairman/President

SCHEDULE B

CONTRACTS

BETWEEN

LOTUS PHARMACEUTICAL INTERNATIONAL, INC

AND

Beijing En Ze Jia Shi Pharmaceutical Co., Ltd.


Public Company
Merged in Sept. 2006
Lotus Pharmaceutical International, Inc.
Beijing Liang Fang Pharmaceutical Co., Ltd,
V.I.E
Management Contracts Signed on Sept. 6, 2006
100%
V.I.E
Lotus Century Pharmaceutical (Beijing) Technology Co., Ltd.
Beijing En Ze Jia Shi Pharmaceutical Co., Ltd
incorporated on May 25, 2007

Current corporate structure:



Public Company
Merged in Sept. 2006
Lotus Pharmaceutical International, Inc.
100%
Lotus Century Pharmaceutical (Beijing) Technology Co., Ltd.
V.I.E
Beijing Liang Fang Pharmaceutical Co., Ltd.
V.I.E
Beijing En Ze Jia Shi Pharmaceutical Co., Ltd.
incorporated on May 25, 2007